UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 20, 2019
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On September 20, 2019 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”), through SIR Jefferson, LLC, an indirect wholly-owned subsidiary of the Company (the “Borrower”), refinanced an existing variable rate loan with Jones Lang LaSalle Multifamily, LLC (the “Lender”) with a new fixed rate Fannie Mae loan in an aggregate principal amount of $73,800,000 (the “Loan”).
The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Definitive Material Agreement.
On the Closing Date, the Borrower prepaid and terminated the existing mortgage loan with the Lender. The Borrower paid no prepayment penalty in connection with the termination of the existing mortgage loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Loan
On the Closing Date, the Borrower executed and delivered a Multifamily Note (the “Note”) and the other Loan Documents (defined below) for the benefit of the Lender. The Loan Documents provide for proceeds in the amount of $73,800,000 from a fixed rate loan that accrues interest at 3.48% per annum. The unpaid principal balance on the existing loan was $65,000,000.
The maturity date for the Loan is October 1, 2029 (the “Maturity Date”), unless the Maturity Date is accelerated in accordance with the terms of the Loan Documents. Interest only payments are payable monthly through October 1, 2025, with interest and principal payments due monthly thereafter. Monthly payments are due and payable on the first day of each month, commencing November 1, 2019.
The Borrower may voluntarily prepay all of the unpaid principal balance of the Loan and all accrued interest thereon and other sums due to the Lender pursuant to the Loan Documents, provided the Borrower provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Documents.
The Loan is secured by, among other things, the Jefferson at Perimeter Apartments pursuant to a Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement (the “Assignment”), the Borrower has assigned all of its rights under the existing property management agreement for the property to the Lender upon an event of default under the Loan Documents. The Loan Documents contain customary covenants and provisions relating to events of default.
The Company entered into a Guaranty (the “Guaranty,” and collectively with the Note, the Mortgage and the Assignment, the “Loan Documents”) to and for the benefit of the Lender in connection with the Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which the Borrower is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.
The Borrower paid $276,750 in loan origination fees to the Lender in connection with the refinancing, and Steadfast Income Advisor, LLC (the “Advisor”) earned a loan coordination fee of $100,000.
The material terms of the Loan Documents described herein are qualified in their entirety by the Loan Documents, copies of which are attached as Exhibit 10.1 to Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01    Other Events.
On the Closing Date, the Company, through SIR Creekside, LLC, an indirect wholly-owned subsidiary of the Company (“SIR Creekside”), refinanced $14,400,000 of an existing variable rate loan with Berkadia Commercial Mortgage LLC (the “Creekside Lender”) for a new fixed rate Freddie Mac loan in an aggregate principal amount of $15,000,000 (the “Creekside Loan”). Interest accrues on the outstanding balance of the Creekside Loan at 3.57% per annum. The Creekside Loan has a ten-year term, with interest only payments for the first five years. SIR Creekside paid $112,500 in loan origination fees to the Creekside Lender in connection with the refinancing, and the Advisor earned a loan coordination fee of $100,000.
The information contained in this Item 8.01 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Multifamily Loan and Security Agreement, made as of September 20, 2019, by and between SIR Jefferson, LLC and Jones Lang LaSalle Multifamily, LLC

10.2
Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 20, 2019, by and between SIR Jefferson, LLC and Jones Lang LaSalle Multifamily, LLC

10.3	Assignment of Management Agreement, dated as of September 20, 2019, by and among SIR Jefferson, LLC, Jones Lang LaSalle Multifamily, LLC and Steadfast Management Company, Inc.

10.4	Guaranty of Non-Recourse Obligations, dated as of September 20, 2019, by Steadfast Income REIT, Inc. for the benefit of Jones Lang LaSalle Multifamily, LLC

10.5	Multifamily Note, made as of September 20, 2019, by SIR Jefferson, LLC, in favor of Jones Lang LaSalle Multifamily, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	September 25, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer